Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-KSB of Health Discovery Corporation formerly Direct Wireless Communications Inc. for the Year ended December 31, 2006, I, Daniel R. Furth, Chief Financial Officer of Health Discovery Corporation, hereby certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that; such Form 10-KSB for the year ended, December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in such Form 10-KSB for the year ended, fairly presents, in all material respects, the financial condition and results of operation of Health Discovery Corporation.

/s/ Daniel R. Furth
Daniel R. Furth Executive Vice President Chief Financial Officer